UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  November 29, 2012

AdCare Health Systems, Inc.

(Exact Name of Registrant as Specified in Charter)

Ohio	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116

(Registrant’s telephone number, including area code)

Not applicable.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02              Termination of a Material Definitive Agreement.

On November 29, 2012, AdCare Property Holdings, LLC (“AdCare Holdings”), a wholly owned subsidiary of AdCare Health Systems, Inc. (the “Company”), notified LJL Properties, LLC (“LJL”) that a condition to AdCare Holding’s obligation to close the transactions contemplated by that certain Membership Interest Purchase Agreement (the “Cabot Agreement”), dated September 25, 2012, among AdCare Holdings, John B. Montgomery and Michael Morton had not been satisfied and that the Cabot Agreement was terminated.  Pursuant to the Cabot Agreement, AdCare Holdings: (i) had the right to acquire all of the issued and outstanding membership interests of LJL for an aggregate purchase price of $6,300,000 (the “Membership Interests Purchase”); and (ii) deposited $100,000 (the “Deposit”) into escrow to be held as earnest money in connection with the Membership Interests Purchase.  LJL owns: (x) an application for a Permit of Approval permitting construction of a new 70-bed nursing facility identified as Lonoke County Nursing and Rehab Center to be located in Cabot, Lonoke County, Arkansas; and (y) the real property relating to the facility, subject to the terms and conditions of the Cabot Agreement.  The Deposit has been returned to AdCare Holdings.

Item 2.03              Creation of a Direct Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 25, 2012, the Company and certain wholly owned subsidiaries of the Company (the “PrivateBank Borrowers”) entered into a Memorandum of Agreement (“Memorandum”) between the Company, the PrivateBank Borrowers and The PrivateBank and Trust Company (“PrivateBank”). Pursuant to the Memorandum, three of the PrivateBank Borrowers (the “Released Borrowers”) and their collateral, which comprise the three skilled nursing facilities located in Arkansas known as the Aviv facilities,  were released from liability under that certain Loan and Security Agreement, dated October 26, 2012 and as so amended, between PrivateBank and the PrivateBank Borrowers (the “PrivateBank Loan Agreement”).  In exchange for the release from liability under the PrivateBank Loan Agreement, the Released Borrowers made a payment in the amount of $683,549 on December 28, 2012.  The Memorandum did not change the maximum amount that may be borrowed under the PrivateBank Loan Agreement by the PrivateBank Borrowers, which remains at $10,600,000.

Certain subsidiaries of the Company are also borrowers under: (i) a credit facility with PrivateBank used to fund the purchase price of the acquisition of the Glenview Health & Rehabilitation facility located in Georgia; (ii) a credit facility with PrivateBank used to fund the purchase price of the acquisition of the Eaglewood Village facility and Woodland Manor facility located in Ohio; (iii) a credit facility with PrivateBank used to fund the purchase price of the acquisition of the Aviv facilities located in Arkansas; and (iv) a revolving credit facility with PrivateBank used for general working capital purposes.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 31, 2013	ADCARE HEALTH SYSTEMS, INC.

/s/ Martin D. Brew
Martin D. Brew
Chief Financial Officer